UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2016

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 West Avenue, Darien, Connecticut		06820
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-202-8917

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

ITEM 7.01 Regulation FD

On April 7, 2016 Arrium Limited (Arrium) (ASX:ARI), following prolonged financial distress resulting from low iron ore and steel prices combined with high leverage, appointed Voluntary Administrators to oversee the affairs of Arrium and certain of its subsidiaries.  Genesee & Wyoming Inc.’s (G&W) Australian subsidiary, Genesee and Wyoming Australia Pty Ltd (GWA), is a party to two rail haulage agreements for the transportation of iron ore with subsidiaries of Arrium that are subject to the Voluntary Administration. As previously disclosed, GWA’s revenue from the two haulage agreements was anticipated to be A$62 million (US$44 million at an exchange rate of A$1.00 = US$0.70 as of February 9, 2016) in 2016.

We expect all payments to GWA associated with the rail haulage agreement for the mothballed Southern Iron iron ore mine to cease immediately.  This agreement represented A$27 million of revenue (US$20 million at the current exchange rate A$1.00 = US$0.75) on an annual basis and was scheduled to terminate in September 2017.  As a result of the Voluntary Administration and the anticipated cessation of payments under the Southern Iron rail haulage agreement, GWA expects to record charges of approximately US$20 million in the first quarter of 2016, primarily from the write-off of accounts receivable and the non-cash impairment of a standard gauge rolling stock maintenance facility for which there is no immediate alternative use. In light of the business impact, GWA is pursuing cost saving initiatives and will continue to evaluate opportunities to redeploy standard gauge locomotives previously used for the Southern Iron rail service.

We expect the continuation of payments and service under GWA’s remaining rail haulage agreement to serve several iron ore mines in the Middleback Range, as well as the Whyalla Steelworks, which payments represent A$35 million of revenue (US$26 million at the current exchange rate of A$1.00 = US$0.75) on an annual basis. However, GWA could lose some or all of the revenue depending on the Voluntary Administration process, including through an adverse determination regarding the viability of the Middleback Range and Whyalla Steelworks operations. GWA’s assets deployed to provide service under this agreement consist largely of narrow gauge locomotives and wagons, all or a portion of which may be redeployed elsewhere in Australia if the Middleback Range and Whyalla Steelworks operations do not continue.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time G&W makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and G&W cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. G&W does not undertake to update any of these statements in light of new information or future events.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

April 7, 2016	By:	/s/ Timothy J. Gallagher

Name: Timothy J. Gallagher
Title: Chief Financial Officer